August 15, 2012

Securities exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipts representing Three (3) Ordinary
Shares of
Oi S.A. (Form F6 File No. 333179759)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for Preferred shares of Oi S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio change for Preferred shares of Oi S.A.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective August 15, 2012 the ratio has changed to Each American Depositary Share represents one (1) deposited share

Please contact me with any questions or comments at 212 8153626.

Juliana Dager
The Bank of New York Mellon ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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